Exhibit 2.1

                        CAPITAL STOCK EXCHANGE AGREEMENT

         THIS AGREEMENT is made as of this 22nd day of April, 2004, by and among TALRAM CORPORATION, a Delaware corporation ("TALRAM"), and RHOHAN HOLDINGS, LIMITED, a British Virgin Islands Corporation ("RHOHAN"), and DOUBLE UNITY INVESTMENTS LIMITED, a British Virgin Islands Corporation ("DOUBLE UNITY"). Certain capitalized and other terms used in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

         WHEREAS, RHOHAN currently has 50,000 shares of its $1.00 par value common stock authorized, of which 100 shares are outstanding which collectively represent all of RHOHAN's issued and outstanding capital stock (the "RHOHAN Stock"); and

         WHEREAS, DOUBLE UNITY is the only holder of the RHOHAN Stock; and

         WHEREAS, TALRAM and DOUBLE UNITY believe that it is desirable and in their mutual best interests that TALRAM acquire 100% of the issued and outstanding RHOHAN Stock for an aggregate consideration consisting of TALRAM's $.01 par value per share common stock (the "Common Stock") on the terms and conditions set forth herein, making RHOHAN a wholly owned subsidiary of TALRAM; and

         WHEREAS, it the intention of the Parties that: (i) TALRAM shall acquire 100% of the RHOHAN Stock in exchange solely for the amount of common shares of TALRAM set forth herein; (ii) said exchange of shares shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Code; and (iii) said exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the "1933 Act"), and under the applicable securities laws of the British Virgin Islands;

         NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, TALRAM, RHOHAN and DOUBLE UNITY (collectively the "Parties") agree as follows:

                                    ARTICLE I

                                 THE TRANSACTION

1.1 The Transaction. On the Closing Date, and at the Closing Time, as defined herein, subject in all instances to each of the terms, conditions, provisions and limitations contained in this Agreement:


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         1.1.1 the RHOHAN Common  Holders shall  exchange all of their shares of the RHOHAN Common Stock with TALRAM for 8,590,910 shares of Common Stock (the "Consideration") to be issued to DOUBLE UNITY or its permitted designee(s).

         1.1.2    TALRAM's name shall be changed to China Autoparts, Inc.

         1.1.3 The Board or Directors of Talram shall appoint DOUBLE UNITY's designees to TALRAM's Board of Directors and shall then resign from the Board of Directors.

         1.1.4 TALRAM and DOUBLE UNITY shall enter into the Registration Rights Agreement annexed hereto as Exhibit 1.1.4.

The events set forth in the foregoing Sections 1.1.1 through 1.1.4 shall be referred to herein as the "Transaction").

1.2 Exchange of the RHOHAN Stock. Subject to the terms of this Agreement and in reliance on the representations and warranties of TALRAM, DOUBLE UNITY shall exchange, sell, assign, and transfer to TALRAM at the closing of this Agreement (the "Closing"), free and clear of all liens and encumbrances, and TALRAM, subject to the terms of the Agreement and upon the basis of the covenants, warranties and representations of RHOHAN and DOUBLE UNITY set forth herein, shall accept from them at the Closing, all shares of the RHOHAN Stock issued and outstanding as of the Closing.

1.3 Consideration. Subject to the terms of this Agreement and in reliance on the representations and warranties of RHOHAN and DOUBLE UNITY, TALRAM shall deliver to DOUBLE UNITY, at the Closing, the Consideration, free and clear of all liens and encumbrances, which DOUBLE UNITY shall accept based upon the covenants, warranties and representations of TALRAM set forth herein..

1.4      Tax Treatment. The exchange described herein is intended to comply with
Section 368(a)(1)(B) of the Code, and all applicable regulations thereunder. In order to ensure compliance with said provisions, the Parties agree to take whatever steps may be necessary, including, but not limited to, the amendment of this Agreement.

1.5 Closing. The Closing hereunder shall take place at the offices of Guzov Ofsink, LLC, 600 Madison Avenue, 22nd Floor, New York, New York 10022, or at such other place as the Parties may agree upon, on a date to be set by the Parties. The date and time on which the closing occurs shall be the Closing Date and Closing Time, respectively.

1.6 Parties to the Agreement and Transaction. To the extent that any provision of this Agreement calls for agreement by TALRAM as a party hereto, such provision shall mean TALRAM as it exists prior to the Closing. To the extent that provisions of this Agreement refer to TALRAM after the Closing, the reference shall also be to China Autoparts, Inc., as successor to TALRAM.


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                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF TALRAM

         Where a representation contained in this Agreement is qualified by the phrase "to the best of a party's knowledge" (or words of similar import), such expression means that, after having conducted a reasonable due diligence review, the Party believes the statement to be true, accurate, and complete in all material respects. Except as otherwise indicated in the Schedules annexed hereto (which Schedules shall be arranged in paragraphs corresponding to the numbered and letter paragraphs contained herein and which have been previously provided to RHOHAN and DOUBLE UNITY), TALRAM represents and warrants to RHOHAN and DOUBLE UNITY, as follows:

2.1 Organization and Qualification. TALRAM is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted.

2.2 Capitalization. The capitalization of TALRAM as of the date of this Agreement consists of:

         2.2.1 Common Stock. 20,000,000 shares of authorized common stock, $.0001 par value per share, of which a maximum of 500,000 shares are issued and outstanding;

         2.2.2 Preferred Stock. 1,000,000 shares of authorized preferred stock, $.0001 par value per share, none of which are outstanding

         2.2.3 Warrants and Options. TALRAM currently has no options and warrants outstanding.

Other than as set forth above, TALRAM has no other capital stock authorized for issuance or outstanding. As of the date of this Agreement all shares of TALRAM common stock outstanding were validly issued, fully paid, and nonassessable. In addition, no shares of Common Stock are held in the TALRAM treasury, and no shares are reserved for issuance, nor were there outstanding any options, warrants, convertible instruments or other rights, agreements or commitments to acquire Common Stock of TALRAM.

2.3 Due Authorization. This Agreement has been duly and validly executed and delivered by TALRAM and constitutes a valid and binding Agreement of TALRAM enforceable in accordance with its terms. TALRAM has all requisite corporate power and authority to enter into this Agreement and to carry out the Transaction and its doing so has been duly and sufficiently authorized by its Board of Directors and shareholders.


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2.4      Absence  of  Breach;  No  Consents.   The  execution,   delivery,   and
performance of this Agreement, and the performance by TALRAM of its obligations hereunder, do not, nor will with the giving of notice or passage of time or both:

         2.4.1 conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of TALRAM;

         2.4.2 contravene any law, ordinance, rule, or regulation of any State or Commonwealth or political subdivision of either or of the United States, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, TALRAM, except in any such case where such contravention will not have a Material Adverse Effect;

         2.4.3 conflict with, result in termination of, contravene, constitute a default under, give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, result in the creation of any lien or loss of any rights, or result in a material breach of, or default under, any material indenture, loan, credit agreement, mortgage, deed of trust, note, bond, franchise, lease, contract or any other agreement or instrument binding upon TALRAM, or to which TALRAM is subject; or

         2.4.4 require the authorization, consent, approval, or license of, or the submission of any notice, report or other filing with, any third party, including any governmental agency.

2.5 Securities and Exchange Commission Filings. All reports filed by TALRAM with the SEC pursuant to the Exchange Act and any amendments thereto:

         2.5.1 to the best of TALRAM's knowledge, fully comply with the requirements of Section 13(a) or 15(d) of the Exchange Act;

         2.5.2 to the best of TALRAM's knowledge, as to the financial statements contained in such reports, present fairly, in all material respects, the financial condition and results of operations of TALRAM as of the respective dates or for the respective periods set forth therein;

         2.5.3 to the best of TALRAM's knowledge, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of filing (and, if amended or superseded, then on the date of such filing); and

         2.5.4 to the best of TALRAM's knowledge, as to the financial statements contained in such reports, were prepared in accordance with U.S. GAAP, except that unaudited interim financial statements are subject to normal year-end audit adjustments, none of which will be material, and do not contain footnotes.


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2.6      No Undisclosed Liabilities.  TALRAM does not have any Liabilities which are not adequately reflected or reserved against on the face of its December 31, 2003 balance sheet and the footnotes thereto, except Liabilities (a) incurred since the date of such balance sheet in the ordinary course of business and consistent with past practice; (b) which are of a nature that would not be required to be disclosed on its balance sheet or the footnotes thereto in conformity with GAAP; or (c) which individually or in the aggregate would not have a Material Adverse Effect.

2.7 No Material Adverse Change. Since the date of TALRAM's December 31, 2003 balance sheet, other than as contemplated or caused by this Agreement, there has not been:

         2.7.1 any Material Adverse Change in the business or condition (financial or otherwise) of TALRAM.

         2.7.2 any entry into any material commitment, contract, agreement, or transaction (including, without limitation, any material borrowing or capital expenditure) of, or involving, TALRAM other than this Agreement;

         2.7.3 any redemption, repurchase, or other acquisition for value of its capital stock by TALRAM, or any issuance of capital stock of TALRAM or of securities convertible into or rights to acquire any such capital stock or any dividend or distribution declared, set aside, or paid on capital stock of TALRAM;

         2.7.4 any grant, or commitment to grant, any bonus, commission or other form of incentive compensation or increase or commitment to increase the compensation or fees payable to or in respect to any of TALRAM's employees, directors, officers, sales representatives, independent contractors, agents, consultants or Affiliates;

         2.7.5    any loans to any Person;

         2.7.6 any failure to maintain its financial records in accordance with past practice;

         2.7.7 any declared, made, set aside or payment of any dividend, distribution, or payment on, or any purchase or redemption of, any shares of any class of TALRAM capital stock;

         2.7.8 any amendment to the certificate of incorporation or bylaws of TALRAM;

         2.7.9 any material change (for book or Tax purposes) in any method of accounting or accounting practices; or

         2.7.10 any settlement of any litigation, claim or proceeding to which TALRAM is a party.


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2.8      Taxes.

         2.8.1 TALRAM has filed all Tax Returns, as defined below, which they are required to file under all applicable laws and has paid all Taxes due and owing by it.

 2.9     Litigation.

         2.9.1 To the best of the knowledge of TALRAM, no investigation or review by any governmental entity with respect to TALRAM is pending or threatened, nor has any governmental entity indicated to TALRAM an intention to conduct the same, and

         2.9.2 there is no action, suit, or proceeding pending or, to the best knowledge of TALRAM, threatened against or affecting TALRAM at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

2.10 Employee Benefit Plans and Related Matters; ERISA. TALRAM does not maintain or contribute to any Pension Plan, Welfare Plan or "employee benefit plan", as such term is defined in section 3(3) of ERISA

2.11     Valid Issuance of Stock.

         2.14.1 The Consideration, when issued as provided in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

         2.14.2  Based in part on the  representations  made by DOUBLE  UNITY in
Article 3 hereof and in the Investment Letters attached as Schedule 2.11 hereto (the "Investment Letters"), the offer and sale of the Consideration solely to DOUBLE UNITY in accordance with this Agreement will be exempt from the registration and prospectus delivery requirements of the 1933 Act.

2.12 Disclosure. To the best of TALRAM's knowledge, no representation, warranty or statement by TALRAM in this Agreement, or in any exhibit, schedule, statement or certificate furnished to RHOHAN or DOUBLE UNITY pursuant to this Agreement, when read as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading.

2.13 Securities Laws. Since at least July 1, 1999, (a) TALRAM has complied in all material respects with applicable federal and state securities laws, rules and regulations as such laws, rules and regulations apply to TALRAM and its securities; and (b) all shares of capital stock of TALRAM have been issued in accordance with applicable federal and state securities laws, rules and regulations. There are no stop orders in effect with respect to any of TALRAM's securities. All of TALRAM's outstanding securities are validly issued, fully-paid and are non-assessable.

2.14 Investment Company Act. TALRAM is not an investment company under the Investment Company Act of 1940, as amended.


                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF RHOHAN AND DOUBLE UNITY

         Except as otherwise indicated in the Schedules (which Schedules shall be arranged in paragraphs corresponding to the numbered and letter paragraphs contained herein and which have previously been provided to TALRAM) annexed hereto, RHOHAN and DOUBLE UNITY, jointly and severally, represent and warrant to TALRAM as follows:

3.1 Organization and Qualification. RHOHAN and DOUBLE UNITY are corporations duly organized, validly existing and in good standing under the laws of the British Virgin Islands and have the requisite corporate power and authority to carry on their business as it is now being conducted. RHOHAN and its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

3.2 Due Authorization. This Agreement has been duly and validly executed and delivered by RHOHAN and DOUBLE UNITY and constitutes a valid and binding Agreement enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting creditors generally. RHOHAN and DOUBLE UNITY have all requisite corporate power and authority to enter into this Agreement and to carry out the Transaction contemplated hereby, and its doing so has been duly and sufficiently authorized by all necessary corporate or other action of RHOHAN and DOUBLE UNITY.

3.3 Capitalization. RHOHAN is authorized by its Charter to issue 50,000 shares of $1.00 par value per share common stock, of which 100 shares are outstanding and held solely by DOUBLE UNITY

Other than as set forth above, RHOHAN does not have any authority to issue any other capital stock or other security. There are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of any RHOHAN capital stock or other securities or entitling any person or entity to acquire RHOHAN capital stock or other securities of RHOHAN, and no authorization therefor has been given. There are no outstanding contractual or other rights or obligations to or of RHOHAN, DOUBLE UNITY or any other Person to repurchase redeem or otherwise acquire any outstanding shares or other equity interest of RHOHAN or restricting the ability to vote or transfer such shares or other equity interest.

3.4 RHOHAN Stock Ownership. DOUBLE UNITY has good, absolute, and marketable title to their RHOHAN Stock. DOUBLE UNITY has the complete and unrestricted right, power and authority to sell, transfer and assign their RHOHAN Stock pursuant to this Agreement. The delivery of the RHOHAN Stock to TALRAM as herein contemplated will vest in TALRAM good, absolute and marketable title to all of the issued and outstanding shares of the RHOHAN Stock, free and clear of all liens, claims, encumbrances, and restrictions of every kind, except those restrictions imposed by applicable securities laws.

3.5 Subsidiaries. RHOHAN has no Subsidiaries nor owns any securities of or equity interest in any Person, except that RHOHAN owns a 100% interest in Chengdu Tonglin Casting Industrial Co., Ltd., a corporation formed under the laws of the People's Republic of China as a limited liability company and existing as a wholly owned foreign enterprise ("Tonglin").

3.6 Absence of Breach; No Consents. The execution, delivery, and performance of this Agreement, and the performance by RHOHAN and DOUBLE UNITY of their obligations hereunder, do not nor will with the giving of notice or passage of time or both:

         3.6.1 conflict with or result in a breach of any of the provisions of RHOHAN's Charter or By-Laws;

         3.6.2 contravene any law, ordinance, rule, or regulation, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, RHOHAN or DOUBLE UNITY or any of its or their material properties, except in any such case where such contravention will not have a Material Adverse Effect;

         3.6.3 conflict with, result in termination of, contravene, constitute a default under, give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, result in the creation of any lien or loss of any rights, or result in a material breach of or default under any material indenture, loan, credit agreement, mortgage, deed of trust, note, bond, franchise, lease, contract or any other agreement or instrument binding upon RHOHAN or, Tonglin or to which the property or business of RHOHAN or Tonglin is subject; or

         3.6.4 require the authorization, consent, approval, or license of, or the submission of any notice, report or other filing with, any third party, including any governmental agency.

3.7 Taxes. RHOHAN and its Subsidiaries have filed all Tax Returns which they are required to file under all applicable laws and have paid all Taxes due in accordance with applicable laws and/or directives of applicable taxing authorities.

3.8      Litigation.

         3.8.1 No investigation or review by any governmental entity with respect to RHOHAN or any of its Subsidiaries is pending or, to the best of the knowledge of RHOHAN, threatened, nor has any governmental entity indicated to

RHOHAN or a Subsidiary an intention to conduct the same, and there is no action, suit, or proceeding pending or, to the best of the knowledge of RHOHAN, threatened against or affecting RHOHAN or any Subsidiary at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

3.9      Investment Representations.

         3.9.1 Acquisition for Own Account. The Consideration to be received by DOUBLE UNITY hereunder, will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and neither DOUBLE UNITY nor its shareholders have any present intention of selling, granting any participation in, or otherwise distributing the same.

         3.9.2 Non-US Person. No offer to enter into this Agreement has been made by TALRAM to RHOHAN or DOUBLE UNITY in the United States. At the times of the offer and execution of this Agreement, RHOHAN, DOUBLE UNITY and each of its shareholders, were domiciled and resided outside the United States.

         3.9.3 Restricted Securities. DOUBLE UNITY understand the Consideration, is characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from TALRAM in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder. Such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, DOUBLE UNITY represents that it is familiar with Rule 144 promulgated under the 1933 Act, and understand the resale limitations imposed thereby and by the 1933 Act.

         3.9.4 Legend. DOUBLE UNITY understand that the certificates representing Consideration, when delivered to DOUBLE UNITY, may have appropriate orders restricting transfer placed against them on the records of the transfer agent for such securities, and may have placed upon them the following, or similar legend:

         THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE TRANSFEROR FIRST SATISFIES THE ISSUER THAT THE PROPOSED TRANSFER, IN THE MANNER PROPOSED, DOES NOT VIOLATE THE REGISTRATION REQUIREMENTS OF SAID ACT.

DOUBLE UNITY agrees not to attempt any transfer of any such securities without first complying with the substance of said legend, and agrees that an opinion of counsel, a no-action letter of the SEC, or equivalent evidence may be required for removal of the legend.

         3.9.5 Additional Representations. DOUBLE UNITY acknowledges that the Consideration has not been registered under the 1933 Act and that such securities may not be resold unless it is subsequently registered or an exemption form such registration is available. In addition, DOUBLE UNITY acknowledges that (a) it has been granted the opportunity to ask questions of, and receive answers from, representatives of TALRAM concerning TALRAM and the terms and conditions of the acquisition of the Consideration and to obtain any additional information it deems necessary; (b) its knowledge and experience in financial business matters is such that it is capable of evaluating the merits and risks of the investment in the Consideration; and (c) it has carefully reviewed the terms and provisions of this Agreement and has evaluated the restrictions and obligations contained herein.

3.10 Title to Property and Related Matters. With the exception of Tonglin's Plant 5 and the land which it is on, RHOHAN and its Subsidiaries have good and marketable title to, or has legally sufficient rights to use, all of their properties, assets, rights, claims and contracts of every kind, character and description owned or held by RHOHAN and its Subsidiaries, whether real, personal or mixed, tangible or intangible, of any kind or character, free and clear of any liens or encumbrances. RHOHAN and its Subsidiaries have maintained all assets material to their business in good repair, working order and operating condition, subject only to wear and tear, and all such assets are adequate and suitable for the purposes for which they are presently being used and they conform in all material respects with applicable law. Such assets constitute all of the properties and assets necessary for the conduct of, or otherwise material to, the business of RHOHAN and its Subsidiaries.

3.11 Disclosure. To the best of RHOHAN's and DOUBLE UNITY's knowledge, no representation, warranty or statement by them in this Agreement, or in any exhibit, schedule, statement or certificate furnished to TALRAM pursuant to this Agreement, when read as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading.

3.12 Liabilities. RHOHAN does not have any Liabilities, except (a) to the extent reflected in, or reserved against on the face of its December 31, 2003 balance sheet and (b) for Liabilities that have been incurred after December 31, 2003 in the ordinary course of business consistent with past practices.

3.13 Absence of Certain Changes. There has not been, since December 31, 2003 any Material Adverse Change with respect to the business, assets, results of operations, prospects or condition (financial or otherwise) of RHOHAN.

                                   ARTICLE IV

                               TALRAM'S COVENANTS

4.1 Affirmative Covenants. Subject to the terms and conditions hereunder, from the date hereof through the Closing Date, TALRAM shall use its reasonable efforts to take every action reasonably required in order to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction, and will exert all reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of RHOHAN and DOUBLE UNITY in this Agreement are and remain true and accurate and that the covenants and agreements of RHOHAN and DOUBLE UNITY in this Agreement are honored.

4.2 Access and Information. TALRAM shall afford to RHOHAN and DOUBLE UNITY, and their accountants, counsel and other representatives, reasonable access during normal business hours throughout the period prior to the Closing to all of TALRAM's properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel, and, during such period, TALRAM shall furnish promptly to RHOHAN:

         4.2.1 internal monthly financial statements when and as available, and

         4.2.2 all other information concerning its or any of its Subsidiaries' business, properties, and personnel as RHOHAN or its Shareholders may reasonably request.

4.3      No  Solicitation.  From the date of the execution of this  Agreement to
(a) the Closing or (b) the  termination  of this  Agreement in  accordance  with
Article VIII, TALRAM, and those acting on behalf of any of them will not, and TALRAM will use its best efforts to cause its officers, employees, agents, and representatives (including any investment banker or finder) not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or entity other than RHOHAN and DOUBLE UNITY and RHOHAN's officers, employees, and agents, concerning any merger, acquisition of TALRAM, or similar transaction involving the TALRAM or any sale of any of its capital stock.

4.4 Conduct of Business Pending the Transaction. TALRAM covenants and agrees with RHOHAN and DOUBLE UNITY that, prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless RHOHAN and DOUBLE UNITY shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement, TALRAM will comply with each of the following:

         4.4.1 its business shall be conducted only in the ordinary and usual course;

         4.4.2 it shall not (a) amend its Articles of Incorporation or Bylaws, or (b) split, combine, or reclassify any of its outstanding securities or declare, set aside, or pay any dividend or other distribution on or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock, or property;

         4.4.3 it shall not (a) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of its capital stock of any class, except issuances pursuant to the exercise of stock options, warrants or convertible securities outstanding on the date of this Agreement, or (b) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

         4.4.4 it shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, other than in the ordinary course of business and other than the Management Buyout;

         4.4.5 it shall not (a) adopt, enter into, or amend any bonus, profit-sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director or employee, or (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, or employee;

         4.4.6 it shall not enter into, any material contract, agreement, commitment, or understanding binding TALRAM, other than in the ordinary course of business and consistent with past practices;

         4.4.7 it will not hold any meetings of its Board of Directors, or any committee thereof, or of its stockholders, without inviting a representative selected by RHOHAN to attend the same;

         4.4.8 it will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it;

         4.4.9 it will continue to properly and promptly file when due all reports due to be filed with the SEC pursuant to Sections 13 or 15 of the Exchange Act;

         4.4.10 it will comply with all laws and regulations applicable to it and its operations; and

         4.4.11 it will maintain in full force and effect its insurance coverage presently in effect.

4.5 Cooperation. TALRAM will use its reasonable efforts to cooperate with RHOHAN and DOUBLE UNITY and their counsel, accountants and agents in carrying out the transactions contemplated by this Agreement and in delivering all documents and instruments deemed reasonably necessary or useful by RHOHAN or DOUBLE UNITY.

4.6 Expenses. Except as set forth herein, whether or not the Transaction is consummated, all costs and expenses incurred by TALRAM in connection with this Agreement and the Transaction contemplated hereby shall be paid by TALRAM.

4.7 Publicity. Prior to the Closing any written public statements by TALRAM pertaining to this Agreement or the Transaction shall be submitted to RHOHAN for review and approval prior to release by TALRAM, and shall be released only in a form approved by RHOHAN.

                                    ARTICLE V

                      COVENANTS OF RHOHAN AND DOUBLE UNITY

5.1 Affirmative Covenants. From the date hereof through the Closing Date, RHOHAN and DOUBLE UNITY will take every action reasonably required of it to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction, and will exert all reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of TALRAM in this Agreement are and remain true and accurate and that the covenants and agreements of TALRAM in this Agreement are honored.

         5.2 Access and Information. RHOHAN and DOUBLE UNITY shall afford to TALRAM and to TALRAM's accountants, counsel and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of RHOHAN's properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel

5.3 Cooperation. RHOHAN and DOUBLE UNITY will cooperate with TALRAM and its counsel, accountants and agents in every way in carrying out the transactions contemplated by this Agreement and in delivering all documents and instruments deemed reasonably necessary or useful by TALRAM. Without limiting the generality of the foregoing, RHOHAN and DOUBLE UNITY agree to cooperate fully with TALRAM and its authorized representatives and to execute and deliver or cause to be executed and delivered at all reasonable times and places such additional instruments and documents as TALRAM may reasonably request for purposes of carrying out the intent and purpose of this Agreement, including without limitation, in connection with the preparation and filing of any filings required under any Federal, state, county, local or municipal law relating to the Transaction contemplated herein.

5.4 Expenses. Except as set forth herein, whether or not the Transaction is consummated, all costs and expenses incurred by RHOHAN and DOUBLE UNITY in connection with this Agreement and the Transaction shall be paid by them.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

6.1 Conditions to Obligation of RHOHAN and DOUBLE UNITY. The obligation of RHOHAN and DOUBLE UNITY to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless RHOHAN and DOUBLE UNITY shall waive such fulfillment:

         6.1.1 This Agreement and the transactions contemplated hereby shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities, and lessors) required to consummate the Transaction;

         6.1.2 There shall not be in effect a preliminary or permanent injunction or other order by any federal or state court which prohibits the consummation of the Transaction;

         6.1.3 TALRAM shall have performed in all material respects each of its agreements and obligations contained in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction;

         6.1.4 No material adverse change shall, in the reasonable judgment of RHOHAN and DOUBLE UNITY, have taken place in the business or condition (financial or otherwise) of TALRAM;

         6.1.5 The representations and warranties of TALRAM set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as, in the reasonable judgment of RHOHAN and DOUBLE UNITY, do not materially and adversely affect the business or condition (financial or otherwise) of TALRAM, as of the Closing Time as if made as of such time;

         6.1.6 The number of shares of Common Stock of TALRAM issued and outstanding shall not be more than 500,000;

         6.1.7 TALRAM shall have delivered to RHOHAN the written resignations of all of its Officers and Directors;

         6.1.8 TALRAM shall have entered into a Registration Rights Agreement with DOUBLE UNITY in the form annexed hereto as Exhibit 1.1.4;

          6.2 Conditions to Obligation of TALRAM. The obligation of TALRAM to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the TALRAM shall waive such fulfillment:

         6.2.1 This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities, lessors, and stockholders) required by law to consummate the Transaction;

         6.2.2 There shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority which prohibits the consummation of the Transaction.

         6.2.3 RHOHAN and DOUBLE UNITY shall have performed in all material respects their agreements and obligations contained in this Agreement required to be performed on or prior to the Closing;

         6.2.4 No material adverse change shall, in the reasonable judgment of TALRAM, have taken place in the business or condition (financial or otherwise) of RHOHAN, other than those that result from the changes permitted by, and transactions contemplated by, this Agreement;

         6.2.5 The representations and warranties of RHOHAN and DOUBLE UNITY set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as, in the reasonable judgment of TALRAM, do not materially and adversely affect the business or condition (financial or otherwise) of RHOHAN, as of the Closing Date as if made as of such time;

                                   ARTICLE VII

                             MEETING OF STOCKHOLDERS

         7.1 Meeting of Stockholders. TALRAM agrees that, as soon as practicable after the execution of this Agreement, it will use its reasonable efforts to obtain the approval of its stockholders of the Transaction contemplated herein.

                                  ARTICLE XIII

                         TERMINATION, AMENDMENT, WAIVER

8.1 Termination. This Agreement and the Transaction may be terminated at any time prior to the Closing, whether before or after any approval by stockholders:

         8.1.1    By mutual consent of TALRAM, RHOHAN and DOUBLE UNITY;

         8.1.2 By RHOHAN and DOUBLE UNITY, upon written notice to TALRAM, if the conditions set forth in Section 6.1 were not, or cannot reasonably be, satisfied on or before May 1, 2004 unless the failure of any such condition is the result of the material breach of this Agreement by RHOHAN or DOUBLE UNITY;

         8.1.3 Effect of Termination. If this Agreement is terminated pursuant to this Section 8.1, such termination shall be without liability of any Party, or any shareholder, member, partner, director, officer, employee, agent, consultant or representative of such Party, to any other Parties to this Agreement.

8.2 Amendment. This Agreement may be amended in a writing signed by the Parties hereto at any time.

8.3 Waiver. At any time prior to the Closing Date, any Party, and in the case of TALRAM or RHOHAN by action taken by their respective Boards of Directors, may:

         8.3.1 extend the time for the performance of any of the obligations or other acts of the other Parties hereto;

         8.3.2 waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto; or

         8.3.3 waive compliance by the other Parties with any of the agreements or conditions contained herein.

Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

9.1 Arbitration. In the event that there shall be a dispute, controversy or claim arising out of, relating to or in connection with this Agreement, the Transaction, any document referred to herein or related to the subject matter hereof, the Parties agrees that such dispute shall be submitted to binding arbitration in New York City, under the auspices of, and pursuant to the rules of, the American Arbitration Association as then in effect, or such other procedures as the Parties may agree to at the time, before a tribunal of three arbitrators, one of which shall be selected by each of the Parties to the dispute and the third of which shall be selected by the two arbitrators so selected. Any award issued as a result of such arbitration shall be final and binding between the Parties, and shall be enforceable by any court having jurisdiction over the Party against whom enforcement is sought.

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, faxed, mailed by registered or certified mail (return receipt requested) or delivered by independent next business day delivery service to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice given at least five (5) business days prior thereto:

If to TALRAM:

TALRAM CORPORATION
c/o L.R. Investment Holdings, Ltd.
c/o Harney Westwood & Riegels
Craigmuir Chambers
P.O. Box 71, Road Town
Tortola
British Virgin Islands

If to RHOHAN or DOUBLE UNITY:

Rhohan Holdings Limited
Mr. Li Yun Gao, Chairman
C/O 4009 Gloucester Tower
The  Landmark
11 Pedder Street
Central Hong Kong

With a copy to:

Darren Ofsink, Esq.
Guzov Ofsink, LLC
600 Madison Avenue, 22nd Floor
New York, New York  10022

Facsimile: 212-688-7273

Any such notice or communication shall be deemed to have been given (a) if by personal delivery, on the day after such delivery; (b) if by certified or registered mail, on the fifth day after the mailing thereof; (c) if by next-day or overnight deliver, on the day delivered; or (d) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

10.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.4     Miscellaneous. This Agreement:

         10.4.1 constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Parties, with respect to the subject matter hereof, except as specifically provided otherwise or referred to herein, so that no such external or separate agreements relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the Parties after the date hereof;

         10.4.2 is not intended to confer upon any other person, other than to the Parties hereto and their respective heirs, successors and permitted assigns, any rights or remedies hereunder;

         10.4.3   shall not be assigned by operation of law or otherwise;

         10.4.4 shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York, without regard to the principles of conflict of laws thereof, provided, the corporate laws of the State of Delaware shall govern all issues concerning the relative rights of TALRAM and its stockholders; and

         10.4.5 shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors, assigns, heirs and legal representatives;

10.5     Counterparts.   This   Agreement   may  be  executed  in  two  or  more
counterparts which together shall constitute a single agreement.

10.6 Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such provision shall be valid and enforceable to the fullest extent permitted by law and such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever.

10.7 Confidentiality. All information furnished by the Parties in connection with the Transaction contemplated hereby shall be used solely for the purpose of evaluating the Transaction and shall be treated as the sole property of the Party delivering the information until consummation of the Transaction and shall, in all respects, be subject to the Confidentiality Agreement previously entered into between the Parties.

         IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be signed on the date first written above by their respective officers thereunto duly authorized.

TALRAM CORPORATION                          RHOHAN HOLDINGS, LTD.


By:______________________                   By:__________________________
         Joel Schonfeld                              Li Yun Gao
         President                                   Chairman


DOUBLE UNITY INVESTMENTS LIMITED


By:________________________
         Li Yun Gao
         Chairman

                                     ANNEX A

"1933 Act" means the Securities Act of 1933, as amended, as of the Closing Date.

"Affiliate" of a Person means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

"Closing" is defined in Section 1.2.

"Closing Date" is defined in Section 1.5.

"Closing Time" is defined in Section 1.5.

"Code" means the Internal Revenue Code of 1986, as amended, and related rules and regulations thereunder.

"Common Stock" is defined in the recitals to this Agreement.

"Consideration" is defined in Section 1.3.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"GAAP" means United States generally accepted accounting principles

"RHOHAN Stock" is defined in the recitals to this Agreement.

 "IRS" means the Internal Revenue Service.

"Liabilities" means obligations, whether known or unknown, contingent or absolute, recorded on its books or not, arising or resulting in any way from facts, events, agreements, obligations or occurrences that existed or transpired at a prior point in time, or resulted from the passage of time.

"Material Adverse Effect" or "Material Adverse Change" means with respect to any Person, any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to (a) the business, financial condition or results of operations of such Person and its Subsidiaries taken as a whole; or
(b) the ability of such entity to consummate the Transaction contemplated by this Agreement.

"Person"  means  an  individual,   corporation,   limited   liability   company,
partnership, association, trust, unincorporated organization, other entity or group.

"SEC" means the Securities and Exchange Commission.

"Subsidiary" means each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

"Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax and interest attributable thereto) whether disputed or not.

"Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

"Transaction" is defined in Section 1.1.

                                  Exhibit 1.1.4

                      Form of Registration Rights Agreement

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into as of April 22, 2004, by and among TALRAM CORPORATION, a Delaware corporation (the "Company") and DOUBLE UNITY INVESTMENTS LIMITED (the "DOUBLE UNITY").

         WHEREAS, the Company and DOUBLE UNITY are parties to a Capital Stock Exchange Agreement dated April 22, 2004 (the "Exchange Agreement"); and

         WHEREAS, The Exchange Agreement provides that DOUBLE UNITY shall be granted registration rights as more fully set forth herein.

         NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       Definitions. For purposes of this Agreement:

         1.1 Form S-3. The term "Form S-3" mean such forms under the Securities Act as are in effect on the date hereof, such other forms available to a registrant similar to the Company or any successor registration forms under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         1.2 Holder. The term "Holder" means DOUBLE UNITY or any person or entity which received common stock, pursuant to the Exchange Agreement that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act, or any assignee of record of such Registrable Securities to whom rights under such Sections have been duly assigned in accordance with this Agreement.

         1.3 Ordinary Shares. The term "Ordinary Shares" means shares of the $.0001 par value per share common stock of the Company.

         1.4 Registration Expenses. The term "Registration Expenses" means all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the expenses of Underwriters customarily paid by similarly situated companies in connection with underwritten offerings of equity securities to the public, excluding any such fees, commissions and underwriting discounts based on the proceeds of sales of Registrable Securities by selling Holders. With respect to expenses incurred in connection with this Agreement, "Registration Expenses" shall include reasonable fees and disbursements of a single special counsel for the Holders.

         1.5 Registrable Securities. The term "Registrable Securities" means (1) all Ordinary Shares of the Company issued pursuant to the Exchange Agreement to any of the Holders or (2) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such Ordinary Shares described in clause (1) of this subsection; excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Agreement are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

                  1.5.1 Registrable Securities Then Outstanding. The number of shares of "Registrable Securities then outstanding" shall mean the number of Ordinary Shares which are Registrable Securities and are then issued and outstanding.

                  1.5.1.1 Registration. The terms "register," "registration" and "registered" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                  1.5.1.2   Registration   Statement.   The  term  "Registration
Statement" means any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company

         1.6 SEC. The term "SEC" shall mean the Securities and Exchange Commission.

         1.7 Securities Act. The term "Securities Act" means the Securities Act of 1933, as amended as of the date of this Agreement.

         1.8 Underwriter. The term "Underwriter" shall mean a dealer, as defined under the Securities Act,, which has agreed to offer the Company's securities to the public.

                  1.8.1 Managing Underwriter. The term "Managing Underwriter" shall mean the Underwriter or Underwriters in an Underwriting which have primary responsibility for the Underwriting.

                  1.9 Underwriting. The term "Underwriting" shall mean a registration in which the Company's securities are either sold to an Underwriter for reoffering to the public or sold to the public by an Underwriter.

2.       Demand Registration.

         2.1 Request by Holders. If the Company shall receive, at any time after the date of this Agreement, a written request from the Holders of at least thirty three percent (33%) of the Registrable Securities then outstanding that the Company file a Registration Statement, covering the registration of Registrable Securities, then the Company shall, within twenty (20) days after the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Agreement; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must either (i) be at least thirty three percent (33%) of all Registrable Securities then outstanding or (ii) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $1,000,000.

         2.2 Underwriting. If the Holders initiating the registration request under this Section 2 (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in subsection 2.1. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an Underwriting agreement in customary form with the Managing Underwriter or Underwriters selected for such underwriting by the Holders holding more than fifty percent (50%) of the Registrable Securities to be underwritten; provided that any such Underwriting agreement shall not impair the indemnification rights of the Holders granted under this Agreement; and provided further, that the representations and warranties given by, and the other agreement on the part of, the Company to and for the benefit of the Underwriter(s) shall also be made to and for the benefit of the Holders; and provided further, that the Company shall ensure that no Underwriter(s) requires any Holder to make any representations or warranties to, or agreements with, any Underwriter(s) in a Registration other than customary representations, warranties and agreements relating to such Holder's free and unencumbered title to the Registrable Securities and authority to enter into the underwriting agreement. Notwithstanding any other provision of this Section 2, if the Underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the Underwriter(s) and the Company will include in such registration (i) first, the maximum number of Registrable Securities requested to be included therein, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities requested to be included in such registration by each such Holder, and (ii) second, the maximum amount of other securities requested to be included therein (including any by the Company), pro rata among the holders of such other securities on the basis of the number of shares requested to be included in such registration by each such holder. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

         2.3      Maximum  Number  of  Demand  Registrations.   The  Company  is
obligated to effect only two (2) such registrations pursuant to this Section 2.

         2.4 Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting the filing of a Registration Statement pursuant to this Section 2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, then the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; and provided further, that during such sixty (60) day period the Company shall not file a registration statement with respect to the public offering of securities of the Company or any other selling shareholder.

         2.5 Expenses. All Registration Expenses incurred in connection with a registration pursuant to this Agreement, shall be borne by the Company. Each Holder participating in a registration pursuant to this Agreement shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to Underwriters in connection with such offering.

3.       Piggyback Registrations.

         3.1 Notice by Company. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any Registration Statement (including, but not limited to, Registration Statements relating to secondary offerings of securities of the Company, but excluding Registration Statements relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such Registration Statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such Registration Statement. The Company thereupon will use its best efforts as a part of its filing of such Registration Statement to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent required to permit the disposition of the Registrable Securities so to be registered. If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

         3.2 Underwriting. If a Registration Statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriter(s) selected for such underwriting; provided that any such underwriting agreement shall not impair the indemnification rights of the Holders granted under this Agreement; and provided further, that the representations and warranties given by, and the other agreements on the part of, the Company to and for the benefit of the Underwriter(s) shall also be made to and for the benefit of the Investor; and provided further, that the Company shall ensure that no Underwriter(s) requires any Holder to make any representations or warranties to, or agreements with, any Underwriter(s) in a Registration other than customary representations, warranties and agreements relating to such Holder's title to the Registrable Securities and authority to enter into the underwriting agreement. Notwithstanding any other provision of this Agreement, if the Managing
Underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Managing Underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such Registration Statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the Underwriter, delivered at least twenty (20) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

         3.3 Expenses. All Registration Expenses incurred in connection with a registration pursuant to this Section 3 shall be borne by the Company.

4. Registration on Form S-3. With respect to all Registration Statements filed pursuant to this Agreement, the Company shall use its best efforts to qualify for registration on Form S-3 any comparable or successor form or forms.

5.       Obligations   of  the   Company.   Whenever   required  to  effect  the
Registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

         5.1 Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use reasonable, diligent efforts to cause such Registration Statement to become effective, and, upon the request of the Holders of more than fifty percent (50%) of the Registrable Securities registered thereunder, keep such Registration Statement effective for up to one hundred eighty (180) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

         5.2 Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

         5.3 Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

         5.4 Otherwise use its best efforts to comply with the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other applicable rules and regulations of the SEC, and make available to the securities holders; as soon as reasonably practicable, an earning statement covering the period of at least twelve (12) months after the effective date of such Registration Statement, which earning statement shall satisfy Section 10(a) of the Securities Act.

         5.5 Use reasonable, diligent efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders.

         5.6 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Managing Underwriter(s) of such offering.

         5.7 Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of each Holder prepare and furnish to such Holder a reasonable number of copies of a supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         5.8 Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the Underwriters for sale, if such securities are being sold through Underwriters, or, if such securities are not being sold through Underwriters, on the date that the Registration Statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to Underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the Underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to Underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the Underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         5.9 Use its best efforts to list such Registrable Securities on each securities exchange on which any equity security of the Company is then listed, if such securities are already so listed, or, if the Company does not have a class of equity securities listed on a United States securities exchange, apply for qualification and use its best efforts to qualify Registrable Securities being registered for inclusion on the National Market System/NASD or the American Stock Exchange.

6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required by the Company to timely effect the registration of their Registrable Securities.

7. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

8. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         8.1 By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and control persons of each Holder, any Underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or Underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, "Violations" and, individually, a "Violation"):

                  8.1.1 any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference in any Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein;

                  8.1.2 the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                  8.1.3 any violation or alleged violation by the Company of the
Securities Act, the Exchange Act, or any other securities or other law of any jurisdiction, common law or otherwise, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such other laws, in connection with the offering covered by such Registration Statement; and the Company will reimburse each such Holder, partner, officer or director, Underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, Underwriter or controlling person of such Holder. Notwithstanding the foregoing, the Company shall not be required to indemnify or hold harmless any Holder insofar as any Violation arises out of or is based on information furnished in writing to the Company by or on behalf of that Holder

         8.2 By Selling Holders. To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any Underwriter and any other Holder selling securities under such Registration Statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, Underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, Underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

         8.3      Promptly  after  receipt by an  indemnified  party  under this
Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of its liability to the indemnified party under this Section 8 only if and to the extent it is prejudicial to its ability to defend such action, and the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8. In no event shall any indemnity under this Section 8 exceed the net proceeds received by such Holder in the registered offering out of which such violation arises.

         8.4 Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

         8.5. Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act, in any case in which either (1) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 8 provides for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under Section 8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the Registration Statement bears to the public offering price of all securities offered by and sold under such Registration Statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         8.6 Survival; Release. The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a Registration Statement, and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which admits fault on behalf of the indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

9. Termination of the Company's Obligations. The Company shall have no obligations pursuant to this Agreement with respect to (a) any request or requests for registration made by any Holder pursuant to Section 2 or 3 of this Agreement on a date more than ten (10) years after the date of this Agreement or
(b) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to this Agreement if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act.

10. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

         10.1 commencing on the date of this Agreement, make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

         10.2. File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

         10.3 So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

11.      General Provisions

         11.1 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for deliveries within a country, or three (3) business days after such deposit for international deliveries or
(iv) three (3) business days after deposit in mail by certified mail (return receipt requested) or equivalent for deliveries within a country.

         All notices for international delivery will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number indicated for such party:

         in the case of the Company, at

         TALRAM CORPORATION
         c/o L.R. Investment Holdings, Ltd.
         c/o Harney Westwood & Riegels
         Craigmuir Chambers
         P.O. Box 71, Road Town
         Tortola
         British Virgin Islands

         If to RHOHAN or DOUBLE UNITY:

         Rhohan Holdings Limited
         Mr. Li Yun Gao, Chairman
         C/O 4009 Gloucester Tower
         11 Pedder Street
         Central Hong Kong

or at such other address or facsimile number as such other party may designate by giving ten (10) days advance written notice by one of the indicated means of notice herein to the other party hereto. Notices by facsimile shall be machine verified as received.

         Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given in the manner set forth above.

         11.2 Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

         11.3 Governing Law; Jurisdiction. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. The parties hereto consent to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement.

         11.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

         11.5 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         11.6 Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

         11.7 Successors And Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto, except that the Company may not assign or transfer any of its rights or obligations under this Agreement.

         11.8 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

         11.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.10 Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted by any party hereto against any other party hereto concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

         11.11 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Ordinary Shares or preferred shares of the Company of any class or series, then, upon the occurrence of any subdivision, combination or share dividend of such class or series of shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

TALRAM CORPORATION


By:______________________

DOUBLE UNITY INVESTMENTS LIMITED


By:________________________